                                                                       EXHIBIT F



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 1, 1996
                                                        ----------------



                                MEGAMATION INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                      0-18192                         13-3372947
- -----------------              -----------                     --------------
(State or other                (Commission                     (IRS Employer
jurisdiction of                File Number)                    Identification
incorporation)                                                 Number)


51 Everett Drive, Building #4, Lawrenceville, New Jersey            08648
- --------------------------------------------------------          ----------
(Address of principal executive offices)                          (Zip Code)



       Registrant's telephone number, including area code (609) 799-7711
                                                          --------------

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                             There are No Exhibits
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Item 1.   Changes in Control of Registrant.
- -------------------------------------------

          Reference is made to Item 5 for information pertaining to changes in the membership of the Board of Directors, and in the officers of Registrant, as a result of which control of the Registrant may be effected.


Item 5.  Other Events.
- ----------------------

          a. On February 1, 1996, the Company accepted the resignations of Gerald Klein and Richard Kornblum as officers and directors of the Company. Edward F. Borkowski has been appointed to head up a transition team and will assume the duties of President of Registrant effective February 12, 1996. Mr. Borkowski previously served as vice president of finance and chief financial officer of Liberty Technologies, Inc. (from 1988 to 1992) and Advanced Surgical, Inc. (1992 to the present).

          b. Since December 1995, the Registrant has borrowed a total of $285,000 on a demand basis from its principal shareholders to meet its minimum cash flow and working capital requirements.

                                  Page 2 of 3
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 2, 1996


                                   MEGAMATION INC.



                                   By:  /s/ THOMAS W. MURPHY
                                        ----------------------------------------
                                        Thomas W. Murphy
                                        Secretary


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